Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

March 10, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	ROI Land Investments Inc.
File Reference No. 333-171892

To Whom this may concern,

We were previously the independent registered public accounting firm for ROI Land Investments Inc. and under the date of November 18th, 2014, we reported on the financial statements of ROI Land Investments Inc. as of September 30th, 2014, and for each of the two years in the period ended December 30th, 2014 and 2013.

Effective March 5, 2015, we were dismissed as the independent registered public accounting firm. We have read ROI Land Investments Inc.’s disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on ROI Land Investments Inc.’s Form 8-K dated March 10th, 2015 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Weinberg & Baer LLC.

Respectfully submitted,

Weinberg & Baer LLC